UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   May 15, 2024

Frontier Communications Parent, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-11001	86-2359749
(Commission File Number)	(IRS Employer Identification No.)

1919 McKinney Avenue, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

(972) 445-0042
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FYBR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Frontier Communications Parent, Inc. (“Frontier”) held its 2024 Annual Meeting of Stockholders on May 15, 2024 (the “Annual Meeting”).  At the Annual Meeting, stockholders voted to adopt the 2024 Management Incentive Plan (the “2024 Plan”).  The 2024 Plan had previously been adopted and approved by the Company’s Board of Directors (the “Board”) and the Compensation and Human Capital Committee (the “Committee”), subject to adoption and approval by stockholders at the Annual Meeting.  Following the Annual Meeting, no new awards will be issued or become available for issuance under the Company’s 2021 Management Incentive Plan (the “2021 Plan”).

The 2024 Plan authorizes the Board to provide equity-based compensation to employees, directors, and certain consultants of the Company and its subsidiaries in the form of (1) stock options, including incentive stock options entitling the participant to favorable tax treatment under the Internal Revenue Code of 1986, as amended, (2) stock appreciation rights, (3) restricted stock, (4) restricted stock units, (5) performance awards, and (6) other stock-based awards, including cash-based awards and dividend equivalents. Subject to adjustment as provided in the 2024 Plan and its share counting rules, the number of shares of the Company’s common stock available for issuance under the 2024 Plan is limited to an aggregate of: (i) 8,765,000 shares of the Company’s common stock, plus (ii) the number of shares of the Company’s common stock available for issuance under the 2021 Plan as of the date of the Annual Meeting, plus (iii) the number of shares of the Company’s common stock that become available for issuance under the 2024 Plan as a result of certain forfeitures under 2021 Plan or the 2024 Plan, pursuant to the terms of those plans.

The 2024 Plan also provides that, subject to adjustment as described in the 2024 Plan, no participant will be granted awards under the 2024 Plan for more than 1,500,000 shares of the Company’s common stock during any one fiscal year, and provides that no non-employee director of the Board will be paid compensation (including awards under the 2024 Plan, determined based on the fair market value of such awards as of the grant date, as well as any retainer fees, but excluding any special committee fees) totaling more than $1,000,000 in respect of any single fiscal year.  No new grants may be made under the 2024 Plan following the 10th anniversary of the Annual Meeting, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the 2024 Plan.
Item 5.07	Submission of Matters to a Vote of Security Holders
There were 240,128,972 shares of common stock present at the Annual Meeting, or 96.6% of the shares of common stock outstanding on March 19, 2024, the record date for the Annual Meeting.

The following items were submitted to a vote of stockholders at the meeting:

(1)	The vote to elect ten (10) directors to hold office until the next annual stockholder meeting or until his or her successor has been elected and qualified, was as follows:

	FOR	AGAINST	WITHHOLD
Kevin L. Beebe	231,103,565	2,809,404	66,331
Lisa V. Chang	231,322,926	2,565,655	90,719
Pamela L. Coe	231,038,948	2,850,284	90,068
Nick Jeffery	233,822,055	94,385	62,860
Stephen C. Pusey	233,591,741	320,691	66,868
Margaret M. Smyth	230,640,325	3,078,741	260,234
John G. Stratton	228,842,269	5,070,500	66,531
Maryann Turcke	230,375,619	3,508,596	95,085
Prat Vemana	233,649,559	265,606	64,135
Woody Young	233,857,996	54,256	67,048

There were 6,149,672 broker non-votes with respect to each nominee.

(2)	The vote to adopt and approve a 2024 Management Incentive Plan was approved and received the following vote:
FOR	AGAINST	ABSTAIN
220,627,490	11,902,233	1,449,577

There were 6,149,672 broker non-votes with respect to this matter.

(3)	The appointment of KPMG LLP as Frontier’s independent registered public accounting firm for 2024 was ratified with the following vote:
FOR	AGAINST	ABSTAIN
235,727,180	4,343,343	58,449

There were no broker non-votes with respect to this matter.

(4)	The advisory vote to approve named executive compensation was approved and received the following vote:
FOR	AGAINST	ABSTAIN
198,724,886	33,752,956	1,501,458

There were 6,149,672 broker non-votes with respect to this matter.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99.1	2024 Management Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS PARENT, INC.

Date: May 20, 2024	By:	/s/ Mark Nielsen
Mark Nielsen
Executive Vice President, Chief Legal and Regulatory Officer